UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2026

FIRSTCASH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-10960	87-3920732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 West 7th Street, Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

(817) 335-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FCFS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2026, FirstCash Holdings, Inc., a Texas corporation (the “Company”), its wholly-owned subsidiaries, FirstCash, Inc., a Delaware corporation (“US Borrower”), Chess Holdco Limited, a company incorporated under the laws of England and Wales with company number 16434482 (“Chess Holdco”), and Chess Bidco Limited, a company incorporated under the laws of England and Wales with company number 16434757 (“Chess Bidco”; Chess Holdco and Chess Bidco, collectively, the “UK Borrowers”; and the UK Borrowers together with the US Borrower, the “Borrowers”), entered into the Tenth Amendment to Amended and Restated Credit Agreement (the “Tenth Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and a syndicate of commercial banks for its existing U.S. revolving unsecured credit facility (the “Credit Facility”) to, among other things, increase the total lender commitment, extend the term of the Credit Facility and amend certain financial covenants.

Under the Tenth Amendment, the Credit Facility was amended to allow for borrowings in both U.S. Dollars and Pounds Sterling and the total lender commitment was increased from $700 million to $1.055 billion. The Tenth Amendment also extended the term of the Credit Facility, which previously matured on August 8, 2029, to August 27, 2031, and reduced the unused commitment fee under the Credit Facility. In addition, the permitted consolidated net leverage ratio was increased to 3.5 times consolidated EBITDA for the full term of the agreement. The Tenth Amendment also amended the Credit Facility to provide additional flexibility under the negative covenants thereunder to operate the Company’s and its subsidiaries’ business.

The Credit Facility bears interest at different benchmark rates based on the currency of the borrowings, including SONIA (the Sterling Overnight Index Average) for borrowings denominated in Sterling and SOFR (the secured overnight financing rate as administered by the Federal Reserve Bank of New York) for borrowings denominated in U.S. Dollars, in each case, as defined and subject to certain adjustments specified in the Tenth Amendment, as applicable, plus a margin of 2.50% per annum.

The preceding description of the Tenth Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Tenth Amendment which is filed as Exhibit 10.1 hereto, and incorporated into this report by reference. In accordance with Item 601(b)(10) of Regulation S-K, certain private or confidential items have been redacted from the filed copy of Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and the full text of the Tenth Amendment, which is attached hereto as Exhibit 10.1, are incorporated by reference into this report.

Item 7.01 Regulation FD Disclosure.

On August 31, 2026, the Company issued a press release announcing the entry into the Tenth Amendment. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 7.01.

The information provided in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

	10.1*	Tenth Amendment to Amended and Restated Credit Agreement, dated August 27, 2026, between FirstCash Holdings, Inc., FirstCash, Inc., Chess Holdco Limited, Chess Bidco Limited, certain subsidiaries of the borrowers from time to time party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

	99.1	Press release, dated August 31, 2026, announcing the Tenth Amendment.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2026	FIRSTCASH HOLDINGS, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(As Principal Financial and Accounting Officer)